CERTIFICATE OF OWNERSHIP AND MERGER

OF

CELLECTAR BIOSCIENCES, INC.

WITH AND INTO

NOVELOS THERAPEUTICS, INC.

__________________________________________

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

__________________________________________

Novelos Therapeutics, Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following facts relating to the merger (the “Merger”) of Cellectar Biosciences, Inc., a Delaware corporation (“Cellectar”), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of Cellectar Biosciences, Inc.:

FIRST:	The Corporation and Cellectar are incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND:	The Corporation and Cellectar are the constituent corporations in the Merger.

THIRD:	The Corporation owns all of the outstanding shares of capital stock of Cellectar.

FOURTH:	The Board of Directors of the Corporation, by the following resolutions adopted on February 1, 2014 by unanimous vote, duly determined to merge Cellectar with and into the Corporation:

RESOLVED: That the Corporation hereby approves the formation and capitalization of its subsidiary Cellectar Biosciences, Inc., a Delaware corporation (“CBI”), of which the Corporation will be the sole shareholder, and that the officers of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized, for and on behalf of the Corporation and in its name, to prepare, execute, acknowledge, file, record and deliver, under seal if required or desirable, all such agreements, instruments and other documents, and to take such other actions, as they shall deem necessary or desirable in the formation of such subsidiary;

RESOLVED: That the Corporation effect the merger of CBI with and into the Corporation, with the Corporation assuming all of CBI’s liabilities and obligations, pursuant to Section 253 of the DGCL (the “Merger”);

RESOLVED: That by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Corporation, and each security or instrument convertible into shares of common stock of the Corporation, shall remain unchanged and continue to remain outstanding and held by the person who was the holder of such share, security or instrument, as the case may be, immediately prior to the Merger;

RESOLVED: That by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of CBI shall be cancelled and no consideration shall be issued in respect thereof;

RESOLVED: That the certificate of incorporation of the Corporation and the by-laws as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation; provided, however, that following the Merger, the name of the Corporation shall be “Cellectar Biosciences, Inc.” and

RESOLVED: That the officers of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed to make, execute and acknowledge, in the name and on behalf of the Corporation, a Certificate of Ownership and Merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary or advisable to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FIFTH:	The Corporation shall be the surviving corporation of the Merger.

SIXTH:	Notwithstanding the date on which this Certificate of Ownership and Merger is filed, this Certificate of Ownership and Merger shall become effective on February 11, 2014 at 11:59 p.m.

****

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 7th day of February, 2014.

NOVELOS THERAPEUTICS, INC.

By:	/s/ Joanne M. Protano
Name: Joanne M. Protano Title: Vice President and Chief Financial Officer

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